UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2007

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	“Altoderm” License Agreement

On April 3, 2007, Manhattan Pharmaceuticals, Inc. (the “Company”) entered into an exclusive license agreement for “Altoderm” (the “Altoderm Agreement”) with Thornton & Ross LTD (“T&R”). Pursuant to the Altoderm Agreement, the Company acquired an exclusive North American license to certain patent rights and other intellectual property relating to Altoderm, a topical skin lotion product using sodium cromoglicate for the treatment of atopic dermatitis. In consideration for the license, the Company agreed to issue to T&R 125,000 shares of its common stock upon the execution of the Altoderm Agreement. In addition, the Company also agreed to make a cash payment of $475,000 to T&R no later than April 10, 2007. Further, the Company agreed to make future milestone payments to T&R comprised of various combinations of cash and common stock in respective aggregate amounts of $5,675,000 and 875,000 shares of common stock upon the achievement of various clinical and regulatory milestones. The Company also agreed to pay royalties on net sales of products using the licensed patent rights at rates ranging from 10% to 20%, depending on the level of annual net sales, and subject to an annual minimum royalty payment of $1 million in each year following the first commercial sale of Altoderm. The Company may sublicense the patent rights and the proceeds resulting from such sublicenses will be shared with T&R.

Under the terms of the Altoderm Agreement, the Company is responsible for maintaining the licensed patent rights at its own expense and using counsel of the Company’s own choosing. The Altoderm Agreement also provides that T&R shall notify the Company of any improvements to a licensed product, and assist the Company in filing and maintaining such improvements with the applicable governmental bodies. The Company has the first right under the Altoderm Agreement to initiate, at its sole expense, legal proceedings against any infringers or potential infringers of the licensed patent rights. Under certain circumstances and at its sole expense, T&R may initiate legal proceedings against any infringers or potential infringers of the licensed patent rights. Each party may elect to share equally in the expenses incurred during and proceeds received from enforcement actions brought by the other party.

The Altoderm Agreement expires upon the expiration of the last to expire patent right covering a licensed product in North America, which is currently May 2019. Subject to certain conditions, the Company may terminate the Altoderm Agreement at any time by giving 30 days written notice to T&R. T&R may terminate the Altoderm Agreement in the event the Company defaults or breaches any condition of the Altoderm Agreement, which default or breach is not remedied within 90 days of the date T&R provides written notice to the Company of such default or breach. The Altoderm Agreement may also be terminated by T&R (i) in the event the Company initiates a voluntary bankruptcy proceeding or is declared bankrupt, (ii) if the business of the Company is placed in the hands of a receiver or trustee for the benefit of creditors, or (iv) if the Company or a sublicensee fails to take certain affirmative actions towards the development of the licensed product within specified time parameters. In the event of a termination, all of the Company’s rights to the licensed intellectual property will terminate, except that if T&R terminates the agreement, the Company may continue to sell all completed licensed product in inventory and will be allowed to complete the manufacture of all such products in process at the time of termination.

The Company’s press release dated April 4, 2007, which announced the entry into the Altoderm Agreement, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(b)	“Altolyn” License Agreement

On April 3, 2007, the Company and T&R also entered into an exclusive license agreement for “Altolyn” (the “Altolyn Agreement”). Pursuant to the Altolyn Agreement, the Company acquired an exclusive North American license to certain patent rights and other intellectual property relating to Altolyn, an oral formulation product using sodium cromoglicate for the treatment of mastocytosis, food allergies, and inflammatory bowel disorder. In consideration for the license, the Company agreed to make a cash payment of $475,000 to T&R no later than April 10, 2007. Further, the Company agreed to make future cash milestone payments to T&R in an aggregate amount of $5,675,000 upon the achievement of various clinical and regulatory milestones. The Company also agreed to pay royalties on net sales of products using the licensed patent rights at rates ranging from 10% to 20%, depending on the level of annual net sales, and subject to an annual minimum royalty payment of $1 million in each year following the first commercial sale of Altolyn. The Company may sublicense the patent rights and the proceeds resulting from such sublicenses will be shared with T&R.

Under the terms of the Altolyn Agreement, the Company is responsible for maintaining the licensed patent rights at its own expense and using counsel of the Company’s own choosing. The Altolyn Agreement also provides that T&R shall notify the Company of any improvements to a licensed product, and assist the Company in filing and maintaining such improvements with the applicable governmental bodies. The Company has the first right under the Altolyn Agreement to initiate, at its sole expense, legal proceedings against any infringers or potential infringers of the licensed patent rights. Under certain circumstances and at its sole expense, T&R may initiate legal proceedings against any infringers or potential infringers of the licensed patent rights. Each party may elect to share equally in the expenses incurred during and proceeds received from enforcement actions brought by the other party.

The Altolyn Agreement expires upon the expiration of the last to expire patent right covering a licensed product in North America, which is currently believed to be November 2019. Subject to certain conditions, the Company may terminate the Altolyn Agreement at any time by giving 30 days notice to T&R. T&R may terminate the Altolyn Agreement in the event the Company defaults or breaches any condition of the Altolyn Agreement, which default or breach is not remedied within 90 days of the date T&R provides written notice to the Company of such default or breach. The Altolyn Agreement may also be terminated by T&R (i) in the event the Company initiates a voluntary bankruptcy proceeding or is declared bankrupt, (ii) if the business of the Company is placed in the hands of a receiver or trustee for the benefit of creditors, or (iv) if the Company or a sublicensee fails to take certain affirmative actions towards the development of the licensed product within specified time parameters. In the event of a termination, all of the Company’s rights to the licensed intellectual property will terminate, except that if T&R terminates the agreement, the Company may continue to sell all completed licensed product in inventory and will be allowed to complete the manufacture of all such products in process at the time of termination.

The Company’s press release dated April 4, 2007, which announced the entry into the Altolyn Agreement, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Manhattan Pharmaceuticals, Inc. press release dated April 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: April 9, 2007	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued April 4, 2007.